UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2006

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-32837	75-2749762
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

15305 Dallas Parkway	75001
Suite 1600	(Zip code)
Addison, Texas
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (972) 713-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement
     On April 15, 2004, the Registrant granted to Mark C. Garvin, the Company’s Senior Vice President and Chief Operating Officer, a restricted stock award of 26,250 shares. The original vesting schedule of the award was as follows: 1,875 shares were scheduled to vest on April 15 of each of 2005, 2006, 2007, 2008, 2009, 2010 and 2011, and the remaining 13,125 shares were scheduled to vest on April 15, 2011; provided, however, that such shares could have vested earlier if certain earnings per share targets were met.
     On February 24, 2006, the Registrant agreed to accelerate the vesting of the award such that one-half of the award, or 13,125 shares, would vest immediately, and any unvested portion of the other 13,125 shares of the award would vest not later than March 1, 2007, assuming continued employment.
     All share numbers in this Current Report on Form 8-K give effect to the Company’s three-for-two stock split in July 2005.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS
INTERNATIONAL, INC.

By:	/s/ Mark A. Kopser

Mark A. Kopser
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer and duly
authorized
to sign this report on behalf of the
Registrant)
Date: February 27, 2006